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                                                             EXHIBIT 10.12



                             OXFORD AUTOMOTIVE, INC.
                             1250 Stephenson Highway
                              Troy, Michigan 48083

                                 March 30, 1999


Mr. Aurelian Bukatko
1955 N. Kilburn
Rochester Hills, MI 48306

Dear Aurelian:

         In connection with Oxford Automotive, Inc. (the "Company") offering you employment with the Company and you accepting employment with the Company, we would like to spell out the confidentiality and noncompetition requirements of your employment. This letter agreement shall be deemed to be effective as of February 9, 1999.

         We agree that the trade secrets of or other confidential information about the Company and its vendors, customers, and employees are the sole and exclusive property of the Company. Accordingly, you will not, during or after your employment with the Company, disclose any such trade secrets or confidential information to anyone for any purpose, except in connection with the performance of your duties to the Company or as required by law.

         In the event of the termination of your employment with the Company, for whatever reason, you agree promptly to deliver to the Company all written or recorded materials regarding such trade secrets or confidential information and you shall not retain or transfer any copies of such information to anyone other than the Company.

         Finally, we agree that the Company is entitled to be protected from the possibility that you may compete with the Company in the event of the termination of your employment with the Company, for whatever reason. Therefore, for a two year period beginning on the effective date of the termination of your employment with the Company, you shall not, directly or indirectly:

                  (a) own, be employed by or serve as an independent contractor to any automotive supplier that competes with the Company in the United States, Canada or Mexico in the metal forming or stamping industry;

                  (b) take any action that could cause any customer or supplier of the Company to cancel, reduce or materially change their business with the Company; or



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Mr. Aurelian Bukatko
January 19, 1999
Page 2



                  (c) hire or attempt to hire any employee of or exclusive consultant to the Company or encourage any employee of or exclusive consultant to the Company to terminate his or her employment or consulting relationship with the Company.

         We agree that if either of us breaches or threatens to breach any term of this agreement, the other shall, in addition to any other rights and remedies, be entitled to immediate injunctive relief or a decree of specific performance of this Agreement, without the necessity of showing any irreparable injury or special damages.

         If you agree with the terms of this letter agreement, please sign in the space provided below.

                                                  Yours truly,

                                           OXFORD AUTOMOTIVE, INC.


                                                /s/ Steven M. Abelman
                                           --------------------------------
                                           Steven M. Abelman, President




I agree with the terms of this letter agreement.


 /s/ Aurelian Bukatko
 -----------------------
Aurelian Bukatko







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Mr. Aurelian Bukatko
January 19, 1999
Page 3



              DESCRIPTION OF SEVERANCE ARRANGEMENT WITH MR. BUKATKO

         Mr. Bukatko's employment is at will and can be terminated by either party at any time with or without cause for any reason whatsoever upon 30 days notice. If the Company terminates Mr. Bukatko's employment unilaterally without cause, the Company shall pay Mr. Bukatko severance equal to three months of his base salary, payable monthly and continue his other employee benefits for three months. Cause is defined as being dismissed for dishonesty, for conviction of a felony, for material incompetence in the performance of one's job, or for a material breach of company policies or of the Company's shareholder agreement.